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            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                     April 6, 2001


Structured Asset Securities Corporation
200 Vesey Street
New York, New York  10285

     Re: Structured Asset Securities Corporation
         Registration Statement on Form S-3
         ---------------------------------------

Ladies and Gentlemen:

     We will act as special counsel for Structured Asset Securities Corporation, a Delaware corporation (the "Company"), in connection with the offering, from time to time, of one or more Series (each, a "Series") of (i) Mortgage Pass-Through Certificates of the Company (the "Certificates") and (ii) Collateralized Mortgage Obligations issued by owner trusts established by the Company (the "Bonds" and, together with the Certificates, the "Securities"). The Securities as to which we so act as special counsel are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. Each Series of Certificates will be offered pursuant to a prospectus, as supplemented by a prospectus supplement specific to such Series of Certificates (the "Certificate Base Prospectus" and "Certificate Prospectus Supplement," respectively), which will be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 under the Act. Each Series of Bonds will be offered pursuant to a prospectus, as supplemented by a prospectus supplement specific to such Series of Bonds (the "Bond Base Prospectus" and "Bond Prospectus Supplement", respectively), which will be filed with the Commission pursuant to Rule 424 under the Act. As set forth in the Registration Statement, each such Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Company, a trustee (the "Trustee"), and, as applicable, a master servicer (the "Master Servicer") and a special servicer (the "Special Servicer"), each to be identified in the Certificate Prospectus Supplement for such Series of Certificates. As set forth in

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Structured Asset Securities Corporation
April 6, 2001
Page 2


the Registration Statement, each such Series of Bonds will be issued under and pursuant to the conditions of an indenture (the "Indenture") between an owner trustee (the "Owner Trustee") on behalf of the relevant owner trust (the "Issuer") and a bond trustee (the "Bond Trustee"). Each Issuer will be formed pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company and the related Owner Trustee. The Owner Trustee and the Bond Trustee will be identified in the Bond Prospectus Supplement for such Series of Bonds.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined copies of the Company's Amended and Restated Articles of Incorporation, Bylaws, the forms of Pooling and Servicing Agreement and Indenture (as incorporated by reference as an exhibit to the Registration Statement) and the forms of Certificates and Bonds included in the Pooling and Servicing Agreement and Indenture, respectively. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon the foregoing, we are of the opinion that:



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Structured Asset Securities Corporation
April 6, 2001
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     1. When a Pooling and Servicing Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Special Servicer and the Trustee, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When an Issuer has been duly and validly authorized to enter into an Indenture and such Indenture has been duly executed and delivered by the Owner Trustee on behalf of such Issuer and the Bond Trustee for such Series, such Indenture will constitute a legal, valid and binding agreement of such Issuer, enforceable against such Issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     3. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Pooling and Servicing Agreement.

     4. When an Issuer has been duly authorized to issue a Series of Bonds (subject to the terms thereof being otherwise in compliance with applicable law at such time), and such Series of Bonds has been duly executed by the Owner Trustee on behalf of such Issuer and authenticated by the Bond Trustee for such Series in accordance with the terms of the Indenture and issued and delivered against payment therefor as described in the Registration Statement, such Series of Bonds will be legally and validly issued and the binding obligations of the Issuer, and the holders thereof will be entitled to the benefits of the Indenture.

     5. Based on and subject to the foregoing, we hereby confirm that the statements in each of the Certificate Base Prospectus and Bond Base Prospectus under the caption "Certain Federal Income Tax Considerations" accurately describe the material federal income tax consequences to holders of Securities, under existing law and the assumptions stated therein.

     You should be aware, however, that our opinion with respect to federal income tax consequences represents our conclusions as to the application of existing law. There can be no


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Structured Asset Securities Corporation
April 6, 2001
Page 4

assurance that contrary positions may not be taken by the Internal Revenue Service. We also note that the Certificate Base Prospectus and the Bond Base Prospectus do not relate to specific transactions. Accordingly, the above referenced descriptions of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.3 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in each of the Certificate Base Prospectus, Bond Base Prospectus, Certificate Prospectus Supplement and Bond Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP